Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES PRELIMINARY FISCAL 2016 PERFORMANCE METRICS; POSTPONES ANNOUNCEMENT OF FOURTH-QUARTER FISCAL 2016 FINANCIAL RESULTS; TO HOST CONFERENCE CALL TODAY TO PROVIDE PERFORMANCE AND BUSINESS UPDATE

•                  Expects to Report Strong Fourth-Quarter Results and Year-Over-Year Revenue and Earnings Growth for 2016

•                  Board of Directors Declares Regular Quarterly Dividend

BOSTON, February 16, 2017 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced preliminary performance metrics for fiscal year 2016. The Company is postponing the release of its fourth-quarter and fiscal year 2016 financial results. The postponement will allow the Company and its independent registered public accountants time to complete additional substantive testing as a result of the accountants’ audit work and review of the Company’s internal controls to date. The Company expects to file its annual report on Form 10-K on or prior to the filing deadline of March 16, 2017.  CRA will host a conference call and webcast today at 9:00 a.m. ET to provide a business update.

Preliminary Business Highlights:

•                  Fourth-quarter fiscal 2016 utilization improved by 4.4% to 71% from 68% in the fourth-quarter fiscal 2015; full-year utilization for both fiscal 2016 and 2015 equaled 74%.

•                  Year-end fiscal 2016 headcount of 540 consulting staff, or 5.7% growth from total consulting headcount of 511 as of the end of fiscal 2015.

•                  For fiscal 2016, CRA reaffirms its expectation to exceed the high end of its previously announced constant currency revenue guidance and be in the upper half of its previously announced constant currency Adjusted EBITDA margin guidance.

•                  Cash and cash equivalents of $53.5 million at the end of fiscal 2016, more than double the $25.2 million at the end of the third quarter of fiscal 2016 and 40% higher than the $38.1 million at the end of fiscal 2015.

•                  In the fourth quarter, CRA paid a quarterly cash dividend of $0.14 per common share. On February 15, 2017, CRA’s Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable on March 17, 2017 to shareholders of record as of February 27, 2017. The Company expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

•                  For fiscal 2016, CRA returned $20.3 million of capital to its shareholders, comprised of $1.2 million of dividend payments and $19.1 million for share repurchases of approximately 784,000 shares.

Management Commentary

“The delay in announcing our fourth-quarter and year-end 2016 financial results does not diminish CRA’s strong fourth-quarter and full-year 2016 performance. For full-year fiscal 2016, CRA expects to report strong revenue growth and double-digit growth in net income, earnings per diluted share and Adjusted EBITDA, demonstrating our ability to generate profitable growth while delivering enhanced shareholder value,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our firm is financially strong and we are generating excellent cash flows. Year over year, we increased our cash balances by approximately $15 million while investing approximately $9 million in our office build-outs and returning more than $20 million back to our shareholders through share repurchases and a quarterly cash dividend.”

“CRA concluded fiscal 2016 with solid contributions across our portfolio,” said Maleh. “Antitrust & Competition Economics, Life Sciences, and Marakon led the way in the fourth quarter, supplemented by strong performances from our Energy, Financial Economics, and Forensic Services Practices. Further highlighting the strength of our portfolio, despite strong currency headwinds, we expect to report that our international operations grew more than 10% year over year in the fourth quarter led by Antitrust & Competition Economics, Life Sciences, and Marakon.”

Outlook and Financial Guidance

“The investments we made during fiscal 2015 in expanding our consulting headcount and bolstering our practices were the foundation for our strong 2016 performance,” Maleh said. “Our recently announced acquisition of substantially all of the assets of the C1 Consulting business continues our disciplined and balanced capital allocation strategy to drive long-term shareholder value. We have demonstrated success in growing our portfolio and are excited to capitalize on increasing demand for our Life Sciences services with the addition of these new colleagues. The integration of C1 will enhance our capabilities in advanced analytics and market research as well as broaden our commercialization strategy offering, particularly relating to rare and orphan diseases. The expansion of our team also enables CRA to serve a broader array of client needs and increase our geographic presence across the U.S. and in Europe.”

“Looking ahead, we are encouraged by the balanced performance of our portfolio and look to build on our strong momentum. For full year fiscal 2017, including the expected contributions from C1 Consulting, on a constant currency basis relative to fiscal 2016, CRA expects non-GAAP revenue in the range of $350 million to $360 million, and non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%. While we are pleased with CRA’s strong performance in 2016 and the acquisition of C1 Consulting, we remain mindful that short-term challenges arising from the integration of new colleagues and uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP revenue and Adjusted EBITDA margin guidance to the GAAP comparable financial measures because CRA is unable to estimate with reasonable certainty the financial results of its former NeuCo subsidiary, now known as GNU123 Liquidating Corporation (“GNU”), the timing and amount of forgivable loans issued for talent acquisition, share-based compensation expense, unusual gains or charges, foreign exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its preliminary fiscal year 2016 performance metrics and to provide a business update. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

CRA has provided in this release certain non-GAAP financial information, which CRA believes is useful for evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for full-year fiscal 2017 guidance, CRA has excluded any potential contributions from GNU’s results. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for purposes of the full-year fiscal 2017 guidance for Adjusted EBITDA margin, CRA has excluded any potential contributions from net income (loss) attributable to noncontrolling interests (net of tax), interest expense, net; provision for income taxes, other income (expense), net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA has in this release provided certain financial measures on a constant currency basis. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its guidance for full-year fiscal 2017 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2016.

SAFE HARBOR STATEMENT

Statements in this press release affirming guidance on historical preliminary financial metrics for fiscal 2016, and concerning the expected time for filing our annual report on Form 10-K for fiscal 2016, guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA margin for fiscal 2017, our expectations regarding the payment of future quarterly dividends, or any future effects of our acquisition and integration of substantially all of the assets and consultants of C1 Consulting, and statements using the terms “expect,” “believe,” “can,” “looking ahead,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2016 on a constant currency basis relative to fiscal 2015 could differ materially from the affirmed guidance presented herein as a result of, among other things, year-end adjustments and the results of our fiscal 2016 audit, which is not yet complete. In addition, our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2017 on a constant currency basis relative to fiscal 2016 could differ materially from the guidance presented herein, our Board of Directors could determine to discontinue or reduce the amount of our quarterly dividends, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, our ability to attract and retain key employee or non-employee experts; the impact of a quarterly dividend and/or the failure to declare future dividends; the inability to integrate and utilize existing consultants and personnel; global economic conditions including less stable political and economic environments; foreign exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.